EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 16, 2022, with respect to the consolidated financial statements of Edesa Biotech, Inc. and its subsidiaries (the “Company”) for the years ended September 30, 2022 and 2021, appearing in the Annual Report on Form 10-K dated December 16, 2022, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

May 24, 2023

Toronto, Canada